UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2015
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Ecology and Environment, Inc. (the “Company”) announced that, effective January 1, 2015, Michael R. Cellino, M.D. was appointed as Director, filling a vacancy on the Board of Directors.  Also effective January 1, 2015, the Board of Directors appointed Dr. Cellino as a member of the Audit Committee.

Dr. Cellino is a physician with a license to practice medicine from New York State, and is board certified in internal medicine.  Dr. Cellino has been a shareholder and employee of Buffalo Medical Group, PC, located in Buffalo, New York since 1991, where he has served in various governance roles, including Corporation Secretary, Chairman of the Governance Committee, Chairman of the Budget and Audit Committee and a member of the Finance Committee.  His experience with oversight related to cost management and budgetary forecasting provides valuable financial perspective and insight to the Board of Directors.  Additionally, with over 30 years of experience as a medical doctor, Dr. Cellino also provides valuable experience for oversight and management of the Company’s health and safety policies and practices.

A copy of the Press Release announcing Dr. Cellino’s appointment as a Director of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description
99.1	Press Release dated January 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By	/s/ Ronald L. Frank
Ronald L. Frank
Executive Vice President

Dated:    January 5, 2015